                                                              EXHIBIT 10.3 (10)

                              AMMENDMENT NO.3 TO
                          THE A. H. BELO CORPORATION
                        1986 LONG TERM INCENTIVE PLAN

    WHEREAS, A. H. BELO CORPORATION (the "Company"), has heretofore adopted THE
A. H. BELO CORPORATION 1986 LONG TERM INCENTIVE PLAN (the "Plan"); and

    WHEREAS, the Board of Directors of the Company desires herein to amend the Plan and to submit such amendment for stockholder approval, with the amendment to be effective on the date of stockholder approval;

    NOW, THEREFORE, the Plan is hereby amended as follows:

    1. Paragraph 1 of the Plan is hereby amended in its entirety to read as follows:

         "1. Purpose

            The A.H. Belo Corporation (the 'Corporation') desires to attract and retain the best available talent and encourage the highest level of performance by directors and employees in order to serve the best interests of the Corporation and its shareholders. By affording directors and eligible employees the opportunity to acquire proprietary interests in the Corporation and by providing them incentives to put forth maximum efforts for the success of the Corporation's business the A. H. Belo Corporation 1986 Long Term Incentive Plan (the '1986 Plan') is expected to contribute to the attainment of those objectives."

    2. The fifth sentence of paragraph 2 of the Plan ("No more than 50,000 of such 600,000 shares (subject to adjustment as described in paragraph 16) shall be issued in the form of restricted shares.") is hereby deleted from the Plan.

    3. The first sentence of the first paragraph of paragraph 4 of the Plan is hereby amended to read as follows:

            "Except for options awarded to nonemployee directors pursuant to the terms of this paragraph 4, awards shall be granted only to persons who are regular full-time employees of the Corporation or one or more of its present or future subsidiaries (as defined below) and either are officers of, or in the opinion of the Committee hold key positions in or for, the Corporation or one or more of its subsidiaries."

    4. The fourth sentence of the first paragraph of paragraph 4 of the Plan ("A director of the Corporation who is not also a regular full-time employee shall not be eligible to receive an award.") is hereby deleted from the Plan.

    5. Paragraph 4 of the Plan is hereby amended by the addition of the following paragraphs:

            "Each director of the Corporation who is not also regular full-time employee ('nonemployee director') on the date Amendment No. 3 to the 1986 Plan is approved by the Board of Directors (the 'effective date') shall be granted an option to purchase 5,000 shares of Common Stock on the effective date. Each individual who first becomes a nonemployee director after the effective date shall be granted an option to purchase 5,000 shares of Common Stock on the date such individual becomes a nonemployee director. Only non-qualified options may be granted to nonemployee directors. Options granted to nonemployee directors shall not be accompanied by rights or limited rights. A nonemployee director who has been granted an option to purchase Common Stock pursuant to this paragraph shall not be eligible to receive another option upon re-election to the Board of Directors. The exercise price per share of Common Stock of each option granted to a nonemployee director shall be the Fair Market Value per Share of Common Stock (as such term is defined in paragraph 5) on the date the option is granted and the other terms and conditions of each such option shall be determined under paragraphs 6 and 7.

       "Unless a different meaning is indicated or required by the context, the term 'regular full-time employee' or 'employee' as used in the 1986 Plan shall include a nonemployee director of the Corporation, and the term 'employed' or 'employment' shall include service by a nonemployee director."

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the officers thereunto duly authorized this 4th day of May, 1988, effective as of May 4, 1988, the date such amendment was approved by stockholders.



                                     A.H. BELO CORPORATION


                                     By: /s/ ROBERT W. DECHERD
                                        ------------------------------
                                     Title:  Chairman of the Board and
                                             Chief Executive Officer
                                           ---------------------------


ATTEST:


/s/ MICHAEL J. McCARTHY
- -------------------------
Secretary



STATE OF TEXAS    }
                  } SS:
COUNTY OF DALLAS  }

    This instrument was acknowledged before me on May 4, 1988, by Robert W. Decherd, Chairman and Chief Executive Officer, of A. H. BELO CORPORATION, a Delaware corporation, on behalf of said corporation.

                                     /S/ DEAN H. BLYTHE
                                     ------------------------------
                                     Notary Public in and for
                                     the State of Texas

My Commission Expires:               Print Name of Notary:

3-12-90                              Dean H. Blythe
- ------------------------------       ------------------------------



                                     A-2